UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On January 5, 2024, the Board of Directors of LivaNova PLC (the “Company”) approved a restructuring plan (the “Plan”) to enhance the Company’s focus on its core Cardiopulmonary and Neuromodulation Business Units. As part of the Plan, the Company will wind down the Advanced Circulatory Support (“ACS”) Business Unit, which is anticipated to be substantially complete by the end of 2024.

During the first quarter of 2024, the Company will transition all ACS standalone cannulae and accessories, including ProtekDuo™, transseptal (TandemHeart™), arterial and venous cannulae, along with corresponding insertion kits, into its Cardiopulmonary Business Unit. Operations for other ACS products, including LifeSPARC™ and Hemolung™ Systems, will be discontinued by the end of 2024. During the first quarter of 2024, the Company will reorganize its operating and reporting structure as it continues to implement the Plan. At this time, it is anticipated that the Company will have two reportable segments: Cardiopulmonary and Neuromodulation, corresponding to its primary Business Units.

In connection with the Plan, the Company expects to incur pre-tax restructuring charges in the range of approximately $15 million to $20 million. The anticipated charges are comprised of approximately $10 million to $12 million in severance expenses and retention bonuses and approximately $5 million to $8 million in other expenses, including lease termination, facilities remediation and asset disposal expenses. The Company expects the majority of the severance expenses to be recognized in the first half of 2024, and retention bonuses will be earned over the period of service, which is expected to be over the full year of 2024. All future cash payments related to all restructuring charges are expected to be paid out during 2024.

All of the estimates described in Item 2.05 of this Current Report on Form 8-K are subject to change.

Item 2.06    Material Impairments.

In accordance with accounting standards relating to the impairment of long-lived assets, the Company reviews if circumstances warrant an evaluation of the carrying amounts of its property and equipment and finite-lived intangible assets to determine whether such carrying amounts continue to be recoverable. In connection with the Plan described in Item 2.05 above, the Company determined that it was more likely than not that the carrying amounts associated with the ACS Business Unit, including the long-lived assets, may not be recoverable. This was determined to be a triggering event occurring in the fourth quarter of 2023 based on certain factors, including the results of an updated long-term financial outlook for the ACS Business Unit requiring an impairment assessment. Based on the assessment, the Company expects to incur a pre-tax non-cash impairment charge of up to approximately $110 million in the fourth quarter of 2023, primarily related to its finite-lived intangible assets.

All of the estimates described in Item 2.06 of this Current Report on Form 8-K may change in the future.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K are based on information presently available to the Company and assumptions that the Company believes to be reasonable, but are inherently uncertain. As a result, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by the Company and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. You should carefully consider the risks and uncertainties that affect the Company, including those described in the “Risk Factors” section of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC by the Company. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: January 8, 2024	By: /s/ Michael Hutchinson
Name: Michael Hutchinson
Title: SVP, Company Secretary & Chief Legal Officer